Exhibit 99.1

                    Magnitude Licenses Its Ergonomic Software

Branchburg, NJ - April 11, 2007 -- Magnitude Information Systems, Inc. ("Magnitude") (OTC: MAGY.OB) announced today that it has entered into an agreement with Imminent Technologies, LLC. ("IMT") that will outsource Magnitude's current line of ergonomic products and services. Under this agreement, Imminent Technologies, LLC. will be responsible for supporting Magnitude's current installation base, and will market Magnitude's line of ergonomic products, returning to Magnitude a royalty after reaching certain agreed upon revenue thresholds. Magnitude will retain its patented keystroke algorithm based technology, and will continue to seek licensing partners in the areas of Fraud Detection, Office Productivity and Spyware, among other markets.

As previously announced, Magnitude recently entered into an agreement to acquire Kiwibox Media, Inc., and its leading Teen online social networking site, Kiwibox.com. With its 1.8 Million registered members, the Kiwibox acquisition will permit Magnitude to realign its corporate business and enter the Online Social Networking (the "OSN") marketplace. "The agreement with IMT provides Magnitude with the best of both worlds" stated Edward Marney, Magnitude's President & CEO, "and it frees Magnitude to redefine itself as a potential innovator and leader in the Teen OSN marketplace." "We can now maintain a potential revenue stream through the licensing of our ergonomic products", commented Ed Marney, "without the accompanying marketing and sales expense." "We are committed to bringing value to our Magnitude shareholder base", emphasized Ed Marney," and we believe our Kiwibox acquisition strategy is sound".

In a coordinated front with Magnitude management, Kiwibox initiated a re-launch plan of its Kiwibox.com website last month. "With the assistance and support of | Magnitude", stated Lin Dai, Kiwibox Media's CEO, "we are focusing on the redesign of our website." "When the merger is complete, Mr. Dai noted, "the Kiwibox.com site re-launch plan will be well under way"

"Because of the need to provide our shareholders with all material information concerning the Kiwibox acquisition, including the audited Kiwibox Media, Inc. financial statements", noted Ed Marney, "Magnitude and Kiwibox have agreed to move the acquisition closing date to on or before May 15, 2007."

About Kiwibox Media, Inc.
Kiwibox Media, Inc. initially launched their Online Social Networking website, Kiwibox.com site, in 1999 and has evolved into a successful online Teen destination website that now boasts 1.8 Million registered members.

About Imminent Technologies, LLC.
Imminent Technologies, LLC. was recently founded by two former employees of Magnitude. IMT intends to continue to provide outstanding service and support to Magnitude's ergonomic product user base, and cost effectively market Magnitude's Ergo-Enterprise product line.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in technology and internet developments, commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.

Contact:  Magnitude Information Systems Inc.
          Edward L. Marney, President and Chief Executive Officer
          (772) 286-9292